Exhibit 99.15

September 19, 2013

Mr. John Williams

Director, Reservoir Engineering

Memorial Resource Development, LLC

1301 McKinney Street, Suite 2100

Houston, Texas 77010

Re:       Reserves and Future Net Revenues

             As of December 31, 2012

Dear Mr. Williams:

At your request, Miller and Lents, Ltd. (MLL) has revised the letter portion of our report dated March 11, 2013 to reflect the change in ownership from MRD Operating LLC to Memorial Production Partners, L.P. (Memorial) of the reserves as of December 31, 2012 and projected the future net revenues attributable to the interests in certain oil properties located in Jackson County, Texas which were purchased from Proton Operating Company (Proton). This report was prepared for use by Memorial in its financial and reserves reporting and was completed on March 1, 2013. MLL has not received any new information and has not updated any aspect of the reserves and future net revenues for these properties since that date. The aggregate results of MLL evaluations, using constant product prices and costs, are summarized below.

	Net Reserves		Future Net Revenues
Reserves Category	Oil, MBbls.	Gas, MMcf	Undiscounted, M$	Discounted at 10% Per Year, M$
Proved Developed Producing	31.2	21.8	2,636.8	2,301.6
Proved Developed Nonproducing	11.9	15.9	1,045.7	713.2
Total Proved Reserves	43.1	37.7	3,682.5	3,014.8

Definitions

The estimated proved reserves are in accordance with the definitions contained in the Securities and Exchange Commission (SEC) Regulation S-X, Rule 4-10(a) as shown in the Appendix.

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Memorial Resource Development, LLC	Page 2

Future net revenues as used herein are defined as the total gross revenues less royalty, production taxes, operating costs, and capital expenditures. Future net revenues do not include deductions for federal income tax. The future net revenues were discounted at 10 percent per year in accordance with SEC guidelines to illustrate the present value of future cash flows.

Economic Considerations

Constant product prices were used throughout the life of production in accordance with SEC guidelines. The prices of $94.71 per barrel and $2.758 per MMBtu represent the average of the first-day-of-the-month price for each month within the 12-month period prior to December 31, 2012, as provided by Memorial. Price adjustments were made based on differentials between benchmark and actual prices, as estimated by Memorial, and include considerations such as gas Btu content, oil gravity, and transportation charges. The average prices in this report for proved reserves, after appropriate adjustments, were $106.55 per barrel for oil and $2.63 per Mcf for gas.

Operating costs as of December 31, 2012 were provided by Memorial. Ad valorem and severance taxes were projected based on recent averages, legislated rates, or adjustments used for oil wells in Texas. Capital costs for the recompletion of behind pipe intervals in existing wells were provided by Memorial and were unescalated. The present value of future net revenues was computed by discounting the future net revenues at 10 percent per year. Estimates of future net revenues and the present value of future net revenues are not intended and should not be interpreted to represent fair market values for the estimated reserves and contingent resources.

Reserves Considerations

The properties evaluated herein are managed by Memorial and are located in South La Ward Field in Jackson County, Texas. Production is from reservoirs at depths from 7800 to 8500 feet. Producing intervals include the 8000 Upper and Lower sands and the Clemens A and B sands. The Clemens B sand has produced in all three L Ranch wells and is currently producing in the L Ranch D3 well. The L Ranch D1 well produces from the 8000 Lower sand, and the L Ranch D2 well produces from the 8000 Upper sand. Two behind pipe recompletions were considered. A recompletion to the 8000 Upper sand in the L Ranch D1 well and a recompletion to the Clements A sand in the L Ranch D3 well.

Attachments

Exhibits 1 through 3 are summary totals by reserves category showing annual projections of volumes and cash flows. Exhibit 4 is a one-line summary showing reserves and future net revenues for each of MLL’s evaluation cases, grouped by reserves class, reserves category, field, and well name and are sorted alphabetically. Exhibits 5 through 9 are individual cash flow summaries for the proved cases.

Mr. John Williams	September 19, 2013
Memorial Resource Development, LLC	Page 3

Other Considerations

The development schedule used in MLL’s evaluation was provided by Memorial. The timing of production start from recompletions was based on estimates or schedules provided by Memorial. Capital costs for recompletions of wells were incorporated into MLL’s cash flows at the production start date.

Future costs of abandoning facilities and wells and any future costs of restoration of producing fields to satisfy environmental standards were not deducted from total revenues as such estimates are beyond the scope of this assignment.

Gas volumes are reported at the standard pressure base for the state of Texas of 14.65 pounds per square inch. Well counts, as reported in the various economic output tables, actually represent completions and recompletions. Thus, a single well bore may be counted more than once in the total well count.

In conducting this evaluation, MLL relied upon production histories; accounting and cost data; ownership; geological, geophysical, and engineering data; and development plans supplied by Memorial and non-confidential data from public records or commercial data services. These data were accepted as represented and are considered appropriate for the purpose served by the report. MLL used all methods, procedures, and assumptions as it considered necessary and appropriate under the circumstances in using the data provided to prepare the report.

The evaluations presented in this report, with the exceptions of those parameters specified by others, reflect MLL’s informed judgments and are subject to the inherent uncertainties associated with interpretation of geological, geophysical, and engineering information. These uncertainties include, but are not limited to, (1) the utilization of analogous or indirect data and (2) the application of professional judgments. Government policies and market conditions different from those employed in this study may cause (1) the total quantity of oil, natural gas liquids, or gas to be recovered, (2) actual production rates, (3) prices received, or (4) operating and capital costs to vary from those presented in this report. At this time, MLL is not aware of any regulations that would affect Memorial’s ability to recover the estimated reserves.

Miller and Lents, Ltd. is an independent oil and gas consulting firm. No director, officer, or key employee of Miller and Lents, Ltd. has any financial ownership in Memorial Resource Development, LLC, MRD Operating LLC, Memorial Production Partners, L.P., Proton Operating Company, or any affiliate. MLL’s compensation for the required investigations and preparation of this report is not contingent on the results obtained and reported, and we have not performed other work that would affect our objectivity. Production of this report was supervised by Carl D. Richard, an

Mr. John Williams	September 19, 2013
Memorial Resource Development, LLC	Page 4

officer of the firm who is a professionally qualified and licensed Professional Engineer in the State of Texas with more than 25 years of relevant experience in the estimation, assessment, and evaluation of oil and gas reserves and resources.

Very truly yours, MILLER AND LENTS, LTD. Texas Registered Engineering Firm No. F-1442
By
CDR/eb	Carl D. Richard, P. E. Senior Vice President

Appendix

Reserves Definitions In Accordance With

Securities and Exchange Commission Regulation S-X

Reserves

Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

Proved Oil and Gas Reserves

Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

1.	The area of the reservoir considered as proved includes:

a.	The area identified by drilling and limited by fluid contacts, if any, and

b.

Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

2.

In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

3.

Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

4.	Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

a.

Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

b.	The project has been approved for development by all necessary parties and entities, including governmental entities.

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Appendix

5.

Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Developed Oil and Gas Reserves

Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

1.	Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

2.	Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Undeveloped Oil and Gas Reserves

Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

1.

Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

2.

Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

3.

Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined below, or by other evidence using reliable technology establishing reasonable certainty.

Analogous Reservoir

Analogous reservoirs, as used in resources assessments, have similar rock and fluid properties, reservoir conditions (depth, temperature, and pressure) and drive mechanisms, but are typically at a more advanced stage of development than the reservoir of interest and thus may provide concepts to assist in the interpretation of more limited data and estimation of recovery. When used to support proved reserves, an “analogous reservoir” refers to a reservoir that shares the following characteristics with the reservoir of interest:

1.	Same geological formation (but not necessarily in pressure communication with the reservoir of interest);

2.	Same environment of deposition;

3.	Similar geological structure; and

4.	Same drive mechanism.

Reservoir properties must, in aggregate, be no more favorable in the analog than in the reservoir of interest.

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Appendix

Probable Reserves

Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

1.

When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

2.

Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion. Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir.

3.	Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proved reserves.

4.	See also guidelines in Items 4 and 6 under Possible Reserves.

Possible Reserves

Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.

1.

When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

2.

Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project.

3.	Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.

4.

The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.

5.

Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a wellbore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir. Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.

6.

Pursuant to Item 3 under Proved Oil and Gas Reserves, where direct observation has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology. Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.

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